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                                                                       EXHIBIT C

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    35,500    $   311,710
  Investment in AOL Time Warner common stock................      826,609        283,486
  Accounts receivable, net..................................      523,172        562,977
  Accrued unbilled revenues.................................      302,879        354,497
  Inventory.................................................      405,638        351,816
  Non-trading derivative assets.............................        6,996         27,275
  Current assets of discontinued operations.................    4,657,187             --
  Prepaid expense and other current assets..................       34,539         71,367
                                                              -----------    -----------
      Total current assets..................................    6,792,520      1,963,128
                                                              -----------    -----------
PROPERTY, PLANT AND EQUIPMENT, NET..........................   11,199,505     11,409,369
                                                              -----------    -----------
OTHER ASSETS:
  Goodwill, net.............................................    1,740,510      1,740,510
  Other intangibles, net....................................       62,294         65,880
  Regulatory assets.........................................    3,283,492      4,000,646
  Non-trading derivative assets.............................        2,234          3,866
  Non-current assets of discontinued operations.............    7,642,276             --
  Other.....................................................      543,532        450,880
                                                              -----------    -----------
      Total other assets....................................   13,274,338      6,261,782
                                                              -----------    -----------
        TOTAL ASSETS........................................  $31,266,363    $19,634,279
                                                              ===========    ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings.....................................  $ 3,528,614    $   347,000
  Current portion of long-term debt.........................      636,987        810,325
  Indexed debt securities derivative........................      730,225        224,881
  Accounts payable..........................................      526,758        623,457
  Taxes accrued.............................................      286,668        118,669
  Interest accrued..........................................      111,629        197,274
  Non-trading derivative liabilities........................       72,744         26,387
  Regulatory liabilities....................................      154,783        168,173
  Accumulated deferred income taxes, net....................      322,186        285,275
  Current liabilities of discontinued operations............    3,737,636             --
  Other.....................................................      346,846        288,547
                                                              -----------    -----------
      Total current liabilities.............................   10,455,076      3,089,988
                                                              -----------    -----------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net....................    2,353,375      2,449,206
  Unamortized investment tax credits........................      247,407        230,037
  Non-trading derivative liabilities........................        9,825            873
  Benefit obligations.......................................      420,356        834,989
  Regulatory liabilities....................................    1,210,888        959,421
  Non-current liabilities of discontinued operations........    3,616,498             --
  Other.....................................................      589,534        747,355
                                                              -----------    -----------
      Total other liabilities...............................    8,447,883      5,221,881
                                                              -----------    -----------
LONG-TERM DEBT..............................................    4,919,737      9,194,320
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (NOTES 1 AND 13 TO CENTERPOINT
  ENERGY, INC.'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR
  ENDED DECEMBER 31, 2002)
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY JUNIOR
  SUBORDINATED DEBENTURES OF THE COMPANY....................      705,744        706,140
                                                              -----------    -----------
SHAREHOLDERS' EQUITY........................................    6,737,923      1,421,950
                                                              -----------    -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............  $31,266,363    $19,634,279
                                                              ===========    ===========
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See Notes to CenterPoint Energy, Inc.'s Consolidated Financial Statements in
      its Annual Report on Form 10-K for the Year Ended December 31, 2002